Exhibit 23.4

NORDWAND ENTERPRIZE

P.O. BOX 82811
FAIRBANKS, ALASKA 99708 USA
907-474-0943 (VOICE & FAX)
JOKEENER@ACSALASKA.NET

Consent of Expert

Goldrich Mining Company
3412 Lincoln Drive
Spokane, Washington 99203

United States Securities and Exchange Commission

I, Jeffrey O. Keener, contract geologist and sole proprietor of NordWand Enterprize, authored the letter "Letter of Recommendation for the Little Squaw Creek placer gold deposits" dated 1 October 2006 (the "Letter"). The Letter was produced solely by myself for Goldrich Mining Company (the "Company").

I hereby consent to the filing of the Report with the Registration Statement of the Company on Form S-1 filed on or around February 3, 2009 (the "Registration Statement"), and to the use of and references to the subject matter of the Report contained therein. I also consent to the use of my name in the Registration Statement as author of the Letter.

Dated: February 3, 2009

Jeffrey O. Keener
Owner, NordWand Enterprize
B.S. AIPG MEM-0777
AKBL. #120375